UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 16, 2023
COMPASS PATHWAYS PLC
(Exact Name of Registrant as Specified in Its Charter)
England and Wales
(State or Other Jurisdiction of Incorporation)

England and Wales	001-39522	Not applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Broadwick Street
London W1F 0DQ
United Kingdom
(Address of Principal Executive Offices; Zip Code)
+1 (716) 676-6461
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.008 per share	CMPS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 16, 2023, COMPASS Pathways plc (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue (i) 16,076,750 American Depositary Shares (“ADSs”) representing 16,076,750 ordinary shares and (ii) warrants to purchase up to 16,076,750 ADSs (representing 16,076,750 ordinary shares) (the “Warrants”), at a purchase price of approximately $7.78 per ADS and accompanying Warrant to purchase one ADS (the “Purchase Price”), in a private placement transaction (the “Private Placement”). Each Warrant will have an exercise price of $9.93 per ADS, subject to proportional adjustments in the event of share splits or combinations or similar events. The Warrants will be exercisable for a period of three years following the effectiveness of the registration statement. The Warrants may not be exercised if the aggregate number of ordinary shares beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 9.99%.

The total gross proceeds to the Company are expected to be approximately $125.0 million at Closing (as defined below), before deducting placement agent commissions and offering expenses payable by the Company, and up to an additional approximately $159.6 million if the Warrants are exercised in full for cash. The closing of the Private Placement is expected to occur on or before August 18, 2023 (the “Closing”), subject to customary closing conditions.

Morgan Stanley & Co. LLC and Cowen and Company, LLC (dba TD Cowen) acted as placement agents (together, the “Placement Agents”) for the Private Placement. The Placement Agents are entitled to receive a portion of a combined fee equal to approximately 6% of the aggregate gross proceeds from the securities sold in the Private Placement, plus the reimbursement of certain expenses.

Under the terms of the Purchase Agreement, the Company has agreed to prepare and file, within 30 days after the Closing (the “Filing Deadline”), one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the ADSs (the “Purchased ADSs”) issued under the Purchase Agreement and the ADSs issuable upon exercise of the Warrants (such ADSs, together with the Purchased ADSs, the “Registrable Securities”) issued pursuant to the Purchase Agreement, and to cause the applicable registration statements to become effective within a specified period after the Filing Deadline. Certain cash penalties will apply to the Company in the event of registration failures, as described in the Purchase Agreement. The Company has also agreed to use its reasonable best efforts to keep such registration statements effective until the earlier of the date all Registrable Securities held by or issuable to a Purchaser may be sold under Rule 144 without being subject to any volume, manner of sale or publicly available information requirements.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement and the Placement Agents. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by other shareholders of the Company. Accordingly, the Purchase Agreement is included with this filing only to provide shareholders with information regarding the terms of transaction and not to provide shareholders with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Company has granted the Purchasers customary indemnification rights in connection with the registration statement. The Purchasers have also granted the Company customary indemnification rights in connection with the applicable registration statements.

The foregoing is only a summary of the terms of the Purchase Agreement and the Warrants issued under the Purchase Agreement, and does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1 and (ii) the form of Warrant issued under the Purchase Agreement, a copy of which is attached to this report as Exhibit 4.1.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Purchase Agreement as set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and corresponding provisions of state securities or "blue sky" laws. The Company relied on this exemption from registration for private placements based in part on the representations made by the Purchasers and each Purchaser’s investment intent. The offer and sale of the Purchased ADSs, the Warrants and the ADSs underlying the Warrants have not been registered under the Securities Act and appropriate legends will be affixed to the securities.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 7.01.	Regulation FD Disclosure.

On August 16, 2023, the Company issued a press release announcing Private Placement. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Forward-looking statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements, other than statements of historical fact, including statements regarding the expected timing for the closing of the private placement and the anticipated proceeds to be received in the private placement (including, without limitation, the proceeds, if any, from the exercise of the Warrants) and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations, including market risks and other market conditions; the risk that the conditions to the closing of the private placement are not satisfied; and the risk that investors will not exercise the Warrants and those risks and uncertainties described under the heading “Risk Factors” in COMPASS’s most recent annual report on Form 10-K or quarterly report on Form 10-Q and in other reports we have filed with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this Form 8-K, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

10.1	Securities Purchase Agreement, dated August 16, 2023, by and among the Company and the Purchasers

99.1*	Press Release Dated August 16, 2023

104*	Cover Page Interactive Data File (embedded within the inline XBRL document).

*	Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS PATHWAYS PLC

Date: August 16, 2023	By:	/s/ Michael Falvey
Michael Falvey
Chief Financial Officer